Exhibit 10.12

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

To:	Yuanbao Shuke (Beijing) Technology Co., Ltd. (“Yuanbao Shuke”)
Yuanbao	Kechuang (Beijing) Technology Co., Ltd. (“WFOE”)

Undertaking Letter

I, [***], with an ID number of [***], am the [general partner/limited partner] of Beijing Yibao Technology Limited Partnership (L.P.) (the “Limited Partnership”), which is the shareholder of Yuanbao Shuke.

I hereby unconditionally and irrevocably undertake to Yuanbao Shuke and the WFOE that:

1.

I undertake that I shall cause the Limited Partnership to continuously and strictly comply with and perform: (1) any agreements and arrangements under the Exclusive Equity Option Agreement, the Equity Pledge Agreement and the Entrustment Agreement entered into by and among the Limited Partnership, Yuanbao Shuke, the WFOE, Fang Rui and me on March 17, 2020, and (2) any series of other agreements and arrangements with respect to the aforementioned agreements that are related to Yuanbao Shuke and the WFOE, as well as the agreements and arrangements under any appendixes in whatsoever form attached to and any amendments made and supplements executed from time to time with respect to any and all of the foregoing agreements (collectively, the “VIE Agreements”).

2.

I undertake that none of the agreements in relation to the Limited Partnership, including, but not limited to, the Partnership Agreement, shall contain any restrictive provisions on the execution and performance of the VIE Agreements. In case of any discrepancy between these agreements and the VIE Agreements, the VIE Agreements shall prevail.

3.

I undertake that upon execution of the VIE Agreements, any rights and interests in Yuanbao Shuke held by me through the Limited Partnership shall be owned by the WFOE and I undertake not to make any claims against Yuanbao Shuke and/or the WFOE in respect of such right or interest at any time and under any circumstance.

4.

I undertake that I shall cause the Limited Partnership not to make any claims with respect to its equity interest in Yuanbao Shuke, or otherwise take any actions, that are inconsistent with and may affect the validity and stability of the VIE Agreements.

5.

I undertake that I shall not take any actions, including but not limited to causing the Limited Partnership to amend its partnership agreement, partnership shares and partner composition or dispose of the interest in the Limited Partnership without the prior written consent of the WFOE and/or its designated third parties.

6.

I undertake that, if the WFOE and/or its Designated Third Parties require me to change matters of the Limited Partnership in accordance with the instructions instructed by the VIE Agreements, I will actively deal with and complete such request in accordance with such instructions.

7.

I undertake that, if the WFOE and/or its designated third parties require me to transfer my share in the Limited Partnership held directly or indirectly (if any) to its designated third parties, I agree to complete the transfer at the lowest price permitted by the law and undertake to refund the consideration (if any) actually paid by the WFOE and/or its designated third parties.

8.

I undertake that, as a guarantee for the performance of the aforesaid undertakings, I agree to pledge my shares in the Limited Partnership to the WFOE as soon as practical after the execution of this Undertaking Letter.

9.

I undertake that, if I breach any of the undertakings hereunder, I agree to bear liability equivalent to the liability for breach of contract required to be borne by the breaching party under the VIE Agreements and compensate for relevant losses.

[Signature Page Follows]

[Signature Page for the Undertaking Letter]

By:	[***]

Signature:	/s/ [***]
Dated: March 17, 2020